                                                                   Exhibit 10.45

                            GLASS & ASSOCIATES, INC.

                              CONSULTING AGREEMENT

         THIS AGREEMENT is made and entered into this 7th day of February, 1996, by and between Glass & Associates, Inc. ("Glass"), a Delaware corporation with its principal offices located at 4571 Stephen Circle N.W., Suite 130, Canton, Ohio 44718, and The New World Power Corporation of The Farmhouse, 558 Lime Rock Road, Lime Rock, CT 06039 (the "Company")"

                              W I T N E S S E T H :

         WHEREAS, Company wishes to engage professional management assistance to provide consultation to the Management and the Board of Directors for operations and business affairs, and to assist the Company to the extent possible in seeking and finding solutions to certain problems within the sphere of management direction and planning; and

         WHEREAS, Glass wishes to provide such professional management assistance to Company, and Company desires to engage Glass to provide such services;

         NOW, THEREFORE, intending to be legally bound, Company and Glass hereby agree as follows:

1. Services. The Company hereby engages Glass for the purpose of providing management consultation services. Glass will provide Shaun Donnellan and George Petrenko as representatives of Glass to serve as Special Consultant to the Chairman and Chief Executive Officer of Company subject to terms and conditions set forth herein. Glass may provide others from time to time as required during the course of the assignment.

2. Scope. The Scope of Phase 1 of this engagement will include consulting regarding financial restructuring, mediation with lenders regarding the restructuring and, where appropriate, a review of operations and business affairs of the Company. The scope of Phase 2 will be determined at the completion of Phase 1.

3. Limitation of Authority. The relationship between Company and Glass created with respect to Glass is one of independent contractor, and Glass shall have no authority to legally bind Company in any matter whatsoever, except as specified herein. Glass may, in the performance of its duties, negotiate on behalf of Company with various parties, including but no limited to lenders, creditors, stockholders and employees of Company, and governmental entities, but unless authorized in writing by the Board of Directors of Company, in no case shall Glass have any authority or be under any duty

Glass & Associates
Consulting Agreement

         whatsoever to execute documents in the name of or on behalf of Company with respect to such negotiations or the transactions contemplated therein.

4. Access to Personnel. Glass shall have full access to all personnel, books, and records of Company and an open working relationship with the entire internal organization of Company.

5. Financial and Operating Policies. Glass shall review, as necessary, all financial and operating policies, plans and programs of Company and shall participate in any major decisions which might have a significant impact on such policies, plans or programs.

6. Evaluation of Glass. Glass shall work collaboratively with the Chief Executive Officer and provide periodic reports to the Board of Directors of the Company. Except for such duty to report, the actions and decisions of Glass shall not be subject to review by any other person or persons.

7. Compensation. Glass shall be compensated for its services under this Agreement at its regular published rates, per the attached schedule, plus expenses. There shall be an initial deposit of thirty thousand dollars ($30,000) the unused portion of which will be refunded upon termination of this Agreement should the total amount billed to Company by Glass under this Agreement not equal or exceed the amount of such deposit. Fees and expenses shall be billed bi-weekly unless otherwise agreed to in writing, and all invoices are due and payable upon receipt.

         (a) For Phase 1 in recognition of the bonus provision below, the hourly rates will be:

                  (i)      Shaun Donnellan                    $200

                  (ii)     George Petrenko                    $150

8. Bonus. Upon completion of its engagement, the Board at its sole discretion will consider a performance bonus for Glass. During the course of the assignment, Glass may propose a basis upon which such bonus could be paid.

         (a) Pending the successful restructuring of payment obligations to the Convertible Subordinated Note Holders and Sundial on terms mutually agreeable to those lenders and the Company, Glass will be paid a bonus of $15,000 at the conclusion of Phase 1.

9. Release and Indemnification. In consideration for Glass undertaking to discharge the responsibilities as set forth above:

Glass & Associates
Consulting Agreement

         (a) The Company shall and does hereby forever release, remise and discharge, agree to indemnify, pay on demand nd hold harmless Glass, its agents, attorneys, employees, and representatives (the "Releases"), from any and all claims, costs, demands, actions, liabilities, judgments, or attorneys fees which may result from any act or failure to act in what Releasees in good faith believe to be the best interests of the Company arising out of Releasees' performance or non-performance under this Agreement, or Releasees' present or future association with the affairs of the Company, its creditors, stockholders, employees, agents, attorneys or representatives. This release, indemnification and agreement to hold harmless extends to all claims of every nature and kind whatsoever, past, present or future, known or unknown, and suspected or unsuspected.

         (b) Company further expressly agrees that it will execute and enter into, sign, seal and deliver any and all additional documents, papers, releases, indemnity agreements, and will do and perform any and all things which Glass may deem desirable to protect it or its agents, attorneys, employees, representatives, and each of them, from any aforesaid claims, costs, demands, actions, liabilities, judgments or attorneys fees, whatsoever, and to do any and all other things necessary or desirable in the opinion of Glass to effectuate the purposes of this release, indemnification and agreement to hold harmless.

         (c) In the event of a breach of this Agreement by the Company, the Company agrees to pay all costs, including reasonable attorneys' fees incurred by Glass in its efforts to enforce its rights under this Agreement.

10. Termination. This engagement of Glass shall continue at the pleasure of the Board of Directors and may be terminated at any time by resolution of the Board of Directors, a certified copy of which shall be delivered to Glass. Glass shall have the option to terminate its employment at any time upon written notification to the Board of Directors of its desire to terminate.

11. Modification. No modification, amendment, addition to, or termination of this Agreement, nor waiver of any of its provisions, shall be valid or enforceable unless in writing and signed by all parties, except that any notice terminating this Agreement need only be executed by the party giving such notice in order to be effective.

12. Legal Construction. The parties hereto agree that the interpretation and enforceability of this Agreement shall be determined in accordance with the substantive laws of the State of Delaware, exclusive of choice of law provisions. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability

Glass & Associates
Consulting Agreement

         shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         IN WITNESS WHEREOF, the parties have hereto executed this Agreement on the date first above written.

                                         COMPANY:


                                         By:  /s/ John D. Kuhns
                                              ----------------------
                                              John D. Kuhns
                                              Chairman and CEO


                                         GLASS ASSOCIATES, INC.


                                         By:  /s/ Shaun K. Donnellan
                                              ----------------------
                                              Shaun K. Donnellan
                                              President

                                  RATE SCHEDULE

                            Effective January 1, 1991

                    Principal........$250.00-$265.00 per hour

                  Case Director........$200.00-$250.00 per hour

                Senior Consultant........$175.00-$200.00 per hour

                   Consultant........$125.00-$150.00 per hour

              Clerical/Administrative........$45.00-$60.00 per hour

                      Out-of-Pocket Expenses........At Cost